Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

FOR IMMEDIATE RELEASE

Sept. 23, 2013

Norfolk Southern names seven to new management responsibilities

NORFOLK, VA. – Norfolk Southern CEO Wick Moorman today announced the appointment of seven executives to new management responsibilities:

Clyde H. “Jake” Allison Jr., currently vice president and controller, will become vice president audit and compliance in Norfolk.

Fredric M. Ehlers, currently vice president network and service management, will become vice president information technology in Atlanta.

Jerry W. Hall, currently vice president intermodal operations, will become vice president network and service management in Atlanta.

Thomas E. Hurlbut, currently vice president audit and compliance, will become vice president and controller in Norfolk.

Denise W. Hutson, currently assistant corporate secretary, will become corporate secretary with headquarters in Norfolk.

Alan H. Shaw, currently group vice president chemicals, will become vice president intermodal operations in Norfolk.

Thomas G. Werner, currently vice president information technology, will become vice president and treasurer with headquarters in Norfolk.

All of the appointments are effective Nov. 1, with the exception of an Oct. 1 effective date for Hutson.

Allison joined NS in 1993 as manager internal audit and subsequently served as assistant vice president strategic sourcing, assistant vice president accounting operations, and assistant vice president corporate accounting. In 2009, he was named vice president and controller. Allison holds a degree from Virginia Tech and is a Certified Public Accountant.

Ehlers joined Norfolk Southern in 1985 as a management trainee. He served in a number of transportation positions before being named assistant vice president executive in 2004 and vice president customer service in 2007. Ehlers earned degrees from Michigan State University and Queens College.

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

Hall joined Norfolk Southern in 1986 as a management trainee and has held positions of increasing responsibility in the transportation department. He was named general manager of the company’s northern region in 2009 and vice president intermodal operations in 2013. Hall earned a degree from the University of Alabama.

Hurlbut joined Norfolk Southern in 1992 and has held positions of increasing responsibility in the company’s accounting department. He was named assistant vice president internal audit in 2008 and vice president audit and compliance in 2010. He holds a degree from Washington & Lee University and is a Certified Public Accountant.

Hutson began her career with Norfolk Southern in 1994 and since 2000 has served in the Corporate Secretary’s department, most recently as assistant corporate secretary. She is a graduate of St. Leo University.

Hutson succeeds Howard D. McFadden, who is joining NS’ real estate department in Atlanta as a general attorney.

Shaw joined NS in 1994 and has held positions in the finance and marketing departments.  He was named group vice president coal marketing in 2008 and group vice president chemicals in 2009. He holds degrees from Virginia Tech.

Werner joined NS in 1999 and has held positions of increasing responsibility in the information technology department and was named vice president information technology in 2007. He holds degrees from Princeton University and the Wharton School of the University of Pennsylvania.

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

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Norfolk Southern contacts:

(Media) Susan Terpay, 757-823-5204 (susan.terpay@nscorp.com)

(Investors) Michael Hostutler, 757-629-2861 (michael.hostutler@nscorp.com)